CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Amendment No. 1 to Form S-1 Registration Statement (File No. 333-223038) of our report dated March 31, 2017, relating to the financial statements of MassRoots, Inc. which appear in this Registration Statement. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Liggett & Webb, P.A.

New York, New York

April 27, 2018